EXHIBIT 99.2

World Omni Auto Receivables Trust 2005-A Listing (by filing date) of Form 8-K Filings for fiscal year 2005:

1. February 7, 2005

2. February 25, 2005

3. March 28, 2005

4. April 5, 2005

5. April 20, 2005

6. May 24, 2005

7. June 23, 2005

8. July 21, 2005

9. August 22, 2005

10. September 26, 2005

11. October 27, 2005

12. November 22, 2005

13. December 16, 2005

14. January 26, 2006